UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2020
AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive,	Fort Worth,	Texas	76155
1 Skyview Drive,	Fort Worth,	Texas	76155
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:
(817) 963-1234
(817) 963-1234

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.	REGULATION FD DISCLOSURE.
Recent Developments
In light of the current operational environment during the COVID-19 pandemic (the “pandemic”), American Airlines Group Inc. (“AAG”) and American Airlines, Inc., a wholly owned subsidiary of AAG (“AAI” and, together with AAG and its other consolidated subsidiaries, the “Company”), are providing an update on recent performance.
Financial Performance Update
Due to the recent decline in demand caused by the COVID-19 pandemic, the Company expects its second quarter 2020 revenue to be down approximately 90% versus the second quarter of 2019, with total system capacity down approximately 75% versus the second quarter of 2019.
To preserve its liquidity position, the Company has taken significant cost reduction actions that have removed more than $13.5 billion from its operating and capital budgets for 2020. These savings are achieved through reductions in maintenance expense, marketing expense, event and training expenses, airport facilities expense, salaries and benefits expense, and other volume-related expense reductions, including fuel. Along with these cost-saving actions, the Company has recently experienced improving demand conditions and has passed the peak in cash refund activity. As a result, the Company’s cash burn rate has decelerated from a peak of over $100 million per day in April to approximately $40 million per day forecasted for the month of June. This marks a $10 million per day improvement for the month of June when compared to the Company’s previous forecast of $50 million per day. The Company seeks to reduce its cash burn rate to approximately zero by the end of 2020 as expected demand conditions continue to improve and its cost initiatives continue to gain traction. The Company defines cash burn as the sum of all net cash receipts less all cash disbursements but excluding the effect of new financings and new aircraft purchases.
The Company continues to expect that its liquidity, assuming the secured CARES Act loan of $4.75 billion is funded in June, will amount to approximately $11 billion as of June 30, 2020 without giving effect to any additional financing transactions that may be completed.
Demand and Capacity Update
In mid-March, the Company first observed negative net bookings, where cancellations exceeded new bookings. To better align its capacity with lower expected demand, the Company reduced its capacity through a combination of schedule reductions and close-in flight cancellations. This negative net booking trend persisted until late April.
The Company’s flown system capacity was down approximately 75% year-over-year in April, and down approximately 80% year-over-year in May. The Company’s June system capacity is expected to be down approximately 75% year-over-year.
As state and local shelter in place restrictions were relaxed, the Company observed improved passenger demand, particularly in its domestic network. Since the first week of May, the Company’s net bookings have been consistently positive and have shown continued signs of improvement. Since the middle of May, the Company has observed positive net bookings in each of the seven advanced purchase windows that it regularly monitors. These windows include tickets purchased between 1 to 6 days, 7 to 13 days, 14 to 30 days, 31 to 60 days, 61 to 90 days, 91 to 150 days, and 151 to 331 days prior to departure. The Company believes these trends are an indication of improving passenger demand although at levels significantly below those experienced in the same period in 2019.
In response to the improving trends in demand, the Company announced on June 4, 2020 that it is planning to fly 55% of its domestic schedule and nearly 20% of its international schedule in July 2020 compared to the same period last year. The Company's July system-wide capacity amounts to approximately 40% of July 2019 flying.
The table below summarizes recent domestic capacity, load factor and customer data:

Domestic	April	May	June*	July
Capacity (Year over Year)	Down 70%	Down 75%	Down 70%	Down 45%
Load Factor	15%	47%	62%	—
Passengers per Day	31,000	85,000	129,000	—
* June Load Factor and Passenger data MTD as of June 8, 2020

CARES Act Loan Update and Unencumbered Assets Available for Financing
The Company has applied for a secured loan in the amount of approximately $4.75 billion through the loan program under the CARES Act. Pursuant to this program, the loan is expected to be a five-year, senior secured obligation at a variable interest rate of LIBOR plus 3.50% and prepayable at any time without premium. It is the Company’s current intention to pledge its domestic AAdvantage Program assets as security for this loan. The most recent third-party appraisal has estimated the value of the AAdvantage program to be between $19.5 billion and $31.5 billion, a significant portion of which will be pledged as collateral to support the CARES Act loan. Based on this appraisal, the Company believes there is sufficient collateral to support the CARES Act loan and potentially additional financings, subject to compliance with the ultimate terms and conditions of the CARES Act loan.
Also in connection with this loan, AAG would issue to the U.S. Department of the Treasury additional warrants to purchase approximately 38.0 million shares of AAG common stock of the Company (assuming a loan of $4.75 billion) at an exercise price of $12.51 per share. The loan program warrants will be issued in addition to, and have the same terms and conditions as, the approximately 13.7 million warrants expected to be issued under the Payroll Support Program upon receipt by the Company of the full $5.8 billion of payroll assistance to be provided by the U.S. Treasury thereunder. Because these warrants provide for exercise on a “net exercise” basis, the ultimate dilutive impact of these warrants will be dependent on the market price of the Company’s common stock at the time the warrants are exercised. As of April 24, 2020, AAG had 422.9 million shares of common stock outstanding.
The U.S. Treasury loan program continues to progress, and the Company presently expects to close the loan in June 2020. However, the Company has not yet entered into a definitive agreement related to this loan, and thus final terms and conditions and closing remain subject to ongoing negotiation, entry by the parties into definitive documentation and satisfaction of closing conditions.
Beyond the value of the AAdvantage program, the Company retains assets that could be used as collateral for additional secured debt as detailed below. Except as otherwise noted by footnote, the values expressed below are based on the most recent third party appraisals received by the Company.
Other Unencumbered Assets Available for Financing

Asset Type	Value ($mil)	Notes

Aircraft, Parts, and Equipment	$ 2,100	Includes aircraft, ground service equipment, flight simulators, spare engines, regional spare parts
Slots, Gates, and Routes
Caribbean	2,520
Asia and Australia	310
Canada and Non EU	380
Central America and Mexico	4,240	Currently encumbered by 364-day Delayed-draw Term Loan
Total Slots, Gates, and Routes	$ 7,450

Corporate Real Estate	1,130
Other	450	Other corporate investments and assets[1]

Total Unencumbered Assets	$ 11,130

First Lien Available Capacity under Current Credit Facilities

Available Capacity ($mil)
2014 Atlantic SGR	$ 1,180
2013 South America SGR	430
Apr 2016 Mainline Spare Parts[2]	425
Dec 2016 LGA/DCA Slots	218

[1]	Based on Company estimates

[2]	Preliminary 2020 appraised value

EETC C Tranche Availability
Capacity for incremental debt is available on 2019-1, 2016-1, 2016-2, 2016-3, 2014-1, and 2015-2 existing EETCs.
Risk Factors
The risks and uncertainties faced by the Company include, but are not limited to, those set forth herein as well as in American Airlines Group Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission.
The outbreak and global spread of COVID-19 has resulted in a severe decline in demand for air travel which has adversely impacted the Company’s business, operating results, financial condition and liquidity. The duration and severity of the COVID-19 pandemic, and similar public health threats that the Company may face in the future, could result in additional adverse effects on the Company’s business, operating results, financial condition and liquidity.
The COVID-19 outbreak, along with the measures governments and private organizations worldwide have implemented in an attempt to contain the spread of this pandemic, has resulted in a severe decline in demand for air travel, which has adversely affected the Company’s business, operations and financial condition to an unprecedented extent. Measures ranging from travel restrictions, “shelter in place” and quarantine orders, limitations on public gatherings to cancellation of public events and many others have resulted in a precipitous decline in demand for both domestic and international business and leisure travel. In response to this material deterioration in demand, the Company has taken a number of aggressive actions to ameliorate its business, operations and financial condition. The Company has focused on reducing its capacity, making structural changes to its fleet, implementing cost reductions, preserving cash and improving its overall liquidity position. The Company has reduced its system-wide capacity and will continue to monitor conditions and to proactively evaluate and adjust its schedule to match demand. Additionally, the Company has determined to retire certain mainline aircraft earlier than planned including Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 aircraft as well as regional aircraft, including certain Embraer 140 and Bombardier CRJ200 aircraft, which the Company expects will allow it to be more efficient by reducing the number of sub-fleets it operates. The Company has moved quickly to attempt to better align its costs with its reduced schedule and made other cost-saving initiatives (including reductions in heavy maintenance expense, the deferral of marketing expenditures and reductions in contractor, event and training expenses and management compensation). Nonetheless, the Company incurred significant negative cash flow in the first quarter of 2020, it continues to do so, and it expects to continue to do so until there is a significant recovery in demand for air travel. The duration and severity of the COVID-19 pandemic remain uncertain, and there can be no assurance that these actions will suffice to sustain the Company’s business and operations through this pandemic. The Company expects its results of operations for fiscal 2020 to be materially impacted.
The Company has taken and will take additional actions to improve its financial position, including measures to improve liquidity, such as obtaining financial assistance under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act). The Company has been approved to receive approximately $5.8 billion from the U.S. Treasury Department through the Payroll Support Program under the CARES Act. In connection with the financial assistance the Company has received and expects to receive under the Payroll Support Program, it will be required to comply with certain provisions of the CARES Act, including the requirement that funds provided pursuant to the Payroll Support Program be used exclusively for the continuation of payment of employee wages, salaries and benefits; the requirement against involuntary furloughs and reductions in employee pay rates and benefits through September 30, 2020; the requirement that certain levels of commercial air service be maintained; provisions prohibiting the repurchase of AAG’s common stock and the payment of common stock dividends through September 30, 2021; and restrictions on the payment of certain executive compensation until March 24, 2022. Additionally, under the Payroll Support Program, the Company and certain of its subsidiaries are subject to substantial and continuing reporting obligations. The Company also applied for a secured loan in the amount of approximately $4.75 billion through the Loan Program under the CARES Act and is in the process of obtaining such secured loan, the timing and terms of which remain subject to ongoing negotiation, entry by the parties into definitive documentation and certain closing conditions. If the Company receives a secured loan from the U.S. Treasury Department under the Loan Program, the stock repurchase, dividend and executive compensation restrictions will remain in place through the date that is one year after such secured loan is fully repaid. The substance and duration of these restrictions may materially affect the Company’s operations, and it may not be successful in managing these impacts.
The Company may also pursue the issuance of additional unsecured and secured debt securities, equity securities and equity-linked securities, the sale of assets and/or the entry into additional bilateral and syndicated secured and/

or unsecured credit facilities. There can be no assurance as to the timing of any such financing transactions, which may be in the near term, or that the Company will be able to obtain such additional financing on favorable terms, or at all. Any such actions could be conducted in the near term, may be material in nature, could result in the incurrence of significant additional indebtedness and could impose significant covenants and restrictions to which the Company is not currently subject. The measures the Company has taken to reduce its expenditures and to improve its liquidity, and any other strategic actions that the Company may take in the future in response to COVID-19 may not be effective in offsetting decreased demand, and the Company will not be permitted to take certain strategic actions, such as prescribed levels of furloughs and lay-offs or reductions in capacity as a result of the restrictions imposed by the CARES Act, which could result in a material adverse effect on the Company’s business, operating results and financial condition.
The full extent of the ongoing impact of COVID-19 on the Company’s longer-term operational and financial performance will depend on future developments, many of which are outside the Company’s control, including the effectiveness of the mitigation strategies discussed above, the duration and spread of COVID-19, including any recurrence of the pandemic, and related travel advisories and restrictions, the impact of COVID-19 on overall long-term demand for air travel, the impact on demand and capacity which could result from government mandates on air service including, for instance, any requirement for passengers to wear face coverings while traveling or have their temperature checked or have administered other tests or examinations prior to entering an airport or boarding an airplane, or which would limit the number of seats that can be occupied on an aircraft to allow for social distancing, the impact of COVID-19 on the financial health and operations of the Company’s business partners and future governmental actions, all of which are highly uncertain and cannot be predicted. At this time, we are also not able to predict whether the COVID-19 pandemic will result in permanent changes to our customers’ behavior, with such changes potentially including but not limited to a permanent reduction in business travel as a result of increased usage of “virtual” and “teleconferencing” products and more broadly a general reluctance to travel by consumers, each of which could have a material impact on our business.
In addition, an outbreak of another disease or similar public health threat, or fear of such an event, that affects travel demand, travel behavior or travel restrictions could adversely impact the Company’s business, financial condition and operating results. Outbreaks of other diseases could also result in increased government restrictions and regulation, such as those actions described above or otherwise, which could adversely affect the Company’s operations.
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this filing should be considered forward-looking statements within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in American Airlines Group Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: June 12, 2020	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: June 12, 2020	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer